UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2004

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, NY		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Starwood Hotels & Resorts
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-6828	52-0901263
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, NY		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(914) 640-8100

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2004, Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation") and Steven J. Heyer entered into an employment agreement (the "agreement") pursuant to which Mr. Heyer will serve as Chief Executive Officer and a director of the Corporation, as well as a trustee of Starwood Hotels & Resorts (the "Trust"). Certain information relating to Mr. Heyer is set forth in Item 5.02 below. Pursuant to the terms of Barry S. Sternlicht’s employment agreement, Mr. Sternlicht will resign as the Corporation’s Chief Executive Officer when Mr. Heyer assumes the position of Chief Executive Officer on October 1, 2004, and will continue as the Executive Chairman of the Corporation and a trustee of the Trust. Mr. Heyer was appointed a director of the Corporation and a trustee of the Trust on September 20, 2004.

The agreement has an initial term of four years, with automatic one year renewals commencing on the fourth anniversary, unless either party provides the other with at least six months prior written notice that the term shall not be extended. Under the agreement, Mr. Heyer’s annual base salary is $1,000,000 and he will be eligible to receive a bonus upon the achievement of certain performance goals from those enumerated in the Corporation’s stockholder approved Annual Incentive Plan for certain executives. The target bonus for each calendar year subsequent to 2004 is $2,000,000. For 2004, Mr. Heyer will receive a pro rated bonus of approximately $564,000, which is not subject to the achievement of performance goals.

The agreement provides for the following awards of restricted stock units: (1) on September 20, 2004, 12,577 restricted stock units (a pro rated portion of 45,000 restricted stock units) for 2004 and 45,000 restricted stock units in lieu of an award for 2005 and (2) beginning in 2006, an annual grant of 45,000 restricted stock units for each calendar year during the term of employment including renewal terms (pro rated portions for partial years). The restricted stock units awarded will vest in full on the third anniversary of their award, provided that a portion of each grant of restricted stock units shall be subject to accelerated vesting conditioned upon the attainment of certain performance measures based on the Corporation’s 2004 Long Term Incentive Compensation Plan (or successor plan) (the "LTCIP"). The delivery of the shares of common stock deliverable upon the vesting of the restricted stock units will be deferred until 30 days after the date of the termination of Mr. Heyer’s employment for any reason.

The agreement also provides that Mr. Heyer will receive the following awards of options to purchases shares of common stock under the LTICP: (1) on September 20, 2004, an option to purchase 135,558 shares (a pro rated portion of an option to purchase 485,000 shares) for 2004, and an option to purchase 485,000 shares in lieu of an option grant for 2005 and (2) beginning in 2006, an annual option grant to purchase 485,000 shares for each calendar year during the term of employment including renewal terms (pro rated portions for partial years). The exercise price for the options will be the fair market value of the Corporation’s common stock on the date of grant and the options shall become exercisable as to one fourth of the number of shares subject thereto on each anniversary of the date of grant.

The agreement provides that Mr. Heyer is entitled to participate in certain benefit plans of the Corporation as well as to receive certain travel and other benefits in connection with his services to the Corporation. The agreement also provides that in addition to Mr. Heyer’s office at the Corporation’s headquarters in White Plains, New York, the Corporation will establish an office in the Atlanta area for Mr. Heyer. The Corporation is also required to pay the premiums on a life insurance policy for Mr. Heyer in the face amount of $10 million.

If Mr. Heyer’s employment is terminated by the Corporation other than for cause or by Mr. Heyer for good reason, the Corporation shall pay Mr. Heyer as a severance benefit (A) his unpaid base salary and pro-rated bonus through the date of termination, (B) a cash payment equal to the product of three times the sum of (i) $2,000,000, (if such termination occurs prior to January 1, 2006), or the average of the actual bonuses for each of the full calendar years (partial years annualized) immediately prior to such termination if such termination occurs on or after January 1, 2006, plus (ii) the annual base salary in effect on the date of such termination and (C) all options and restricted stock granted to Mr. Heyer shall vest in full. If Mr. Heyer’s resigns with or without good reason during the 30 day period following the 12 month anniversary of a change in control, such termination shall be deemed as a termination without cause by the Corporation, entitling Mr. Heyer to the severance benefit described above. If Mr. Heyer’s employment is terminated by the Corporation for cause or by Mr. Heyer without good reason, Mr. Heyer will receive his unpaid base salary and pro-rated bonus through the date of termination. In the event that the term of employment is not extended following the fourth anniversary or each subsequent anniversary thereof, upon expiration of the employment term, Mr. Heyer’s options and restricted stock then outstanding shall vest in full.

Mr. Heyer will also receive additional payments equal to any excise tax and related income tax incurred as a result of any payments made by the Corporation that would not have been imposed absent such payments (including excise taxes on change in control payments made to Mr. Heyer) sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.

The employment agreement between the Corporation and Mr. Heyer is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.

Mr. Heyer, 52, served as President and Chief Operating Officer of The Coca-Cola Company from December 2002 to September 2004. Mr. Heyer joined The Coca-Cola Company in April 2001 as President and Chief Operating Officer, Coca-Cola Ventures and held that position and other strategic positions within The Coca-Cola Company prior to assuming the President and Chief Operating Officer position. Prior to joining The Coca-Cola Company, Mr. Heyer was employed by AOL Time Warner, where he served as President and Chief Operating Officer of Turner Broadcasting System, Inc. from 1996 until his departure in April 2001. Mr. Heyer is a director of Internet Security Systems, Inc., a provider of Internet security products and services, since August 2004.

Item 7.01. Regulation FD Disclosure.

On September 21, 2004, the Corporation announced the appointment of Steven J. Heyer, as Chief Executive Officer and a director of the Corporation and a trustee of the Trust. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement dated as of September 20, 2004, between Steven J. Heyer and the Corporation.

99.1 Press release dated September 21, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc. (Registrant)

September 24, 2004	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Executive Vice President, General Counsel and Secretary

Starwood Hotels & Resorts (Registrant)

September 24, 2004	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

EX-10.1	Employment Agreement dated as of September 20, 2004, between Steven J. Heyer and the Corporation.
EX-99.1	Press release dated September 21, 2004.